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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 3, 1999 for Dyad Corporation and Subsidiaries, The Internet Banking Division of the Bankers Bank, the Internet Banking Division of the Independent BankersBank, and our report dated September 6, 1999 for SBS Corporation included in The InterCept Group Inc.'s Form 8-K/A's filed on September 30, 1999, our reports dated February 19, 1999 for the InterCept Group, Inc. included in The InterCept Group, Inc.'s Form 10-K for the year ended December 31, 1998, our report dated June 30, 1999 for L.E. Vickers & Associates and Data Equipment Services included in The InterCept Group, Inc.'s Form 8-K/A dated August 11, 1999 and to all references to our Firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 12, 2000